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                                                                     EXHIBIT 2.6


                             DATED: NOVEMBER 29, 2002




                     AGREEMENT TO AMEND SHARE SALE AGREEMENT

                                     BETWEEN

                          CONSOLIDATED WATER CO. LTD.

                                       AND

                 NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION

                                       AND

                  TRANSCONTINENTAL FINANCE CORPORATION LIMITED













                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                 P.O. BOX 709 GT
                                   MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS


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                AGREEMENT TO AMEND SHARE SALE AGREEMENT

THIS AGREEMENT TO AMEND SHARE SALE AGREEMENT is made this 29th day of November 2002,

BETWEEN:

1. CONSOLIDATED WATER CO. LTD., formerly Cayman Water Company Limited, of Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman (hereinafter "the Purchaser") of the first part; and

2. NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION OF Elizabethan Square, George Town, Grand Cayman (hereinafter "NAMF") and TRANSCONTINENTAL FINANCE CORPORATION LIMITED, OF Elizabethan Square, George Town, Grand Cayman, (hereinafter "TCF") (together the "Vendors") of the second part.

WHEREAS:

The parties hereto entered into a Share Sale Agreement dated October 4, 2002 (the "Share Sale Agreement").

The Share Sale Agreement provided at Clause 8.8 that the Share Sale Agreement could be modified by an instrument in writing signed by the duly authorised representatives of the parties.

The completion of the Share Sale Agreement was made conditional on the happening of certain events on or before November 29, 2002, and the parties have agreed that the conditions precedent to the Share Sale Agreement are unlikely to be satisfied by that date and accordingly the parties have agreed to enter into this amending agreement to provide for a later completion date and the consequences thereof.

 NOW IT IS HEREBY AGREED as follows:

1. Clause 3.3 of the Share Sale Agreement is amended by the addition of the following:

         a)       after the end of Clause 3.3.1.2:

                           "3.3.1.3 US$6,559,000.00 if Completion is on or
                                    between 1st and 31st December, 2002."

         b)       after the end of Clause 3.3.2.2:

                           "3.3.2.3 US$7,166,000.00 if Completion is on or
                                    before 1st and 31st December, 2002."

2. Clauses 4.2, 4.3 and 5.1 of the Share Sale Agreement are amended by deleting "November 29, 2002" wherever it appears, and substituting therefor "December 31, 2002".


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3.       The Share Sale Agreement is amended by adding the following clauses after clause 3.6:

         "3.7 Only in the event that the "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" have not been agreed or determined pursuant to clause 3.2 within 2 Business Days prior to Completion, then the amount of cash payable at Completion by the Purchaser to TCP shall be an initial payment (the "Initial Payment") being the Cash Consideration that would have been payable had Completion taken place on 29st November, 2002.

          3.8 In the event that clause 3.7 becomes applicable, within 5 Business Days after the "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" have been determined by OCC's Auditors and OCBVI's Auditors respectively pursuant to clause
                  3.2 or otherwise agreed between the parties an adjusting payment, calculated as the Cash Consideration less the Initial Payment (the "Adjusting Payment"), shall be made by the Purchaser to TCF, if the Adjusting Payment is a positive amount, or by the Vendors to the Purchaser, if the Adjusting Payment is a negative amount. OCC's Auditors and OCBVI's Auditors shall determine "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" respectively within 60 days of Completion unless the parties have already agreed the amounts of "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" between themselves."

4. The Share Sale Agreement is amended by inserting in clause 5.9.1 after "Cash Consideration" the words "or the Initial Payment as calculated pursuant to clause 3.7, if applicable"

5. Except as expressly modified by this Agreement, the Share Sale Agreement continues in full force and effect according to its terms.

AS WITNESS WHEREOF the parties hereto have set their hands and date first above written.

SIGNED for and on behalf of             )
Consolidated Water Co. Ltd              )
by Jeffrey M. Parker                    )
duly authorised and in the presence of: )     /s/ Jeffrey M. Parker
                                              ----------------------------------
                                              Jeffrey M. Parker, Chairman of the
                                              Board and Chief Executive Officer
/s/ Frederick W. McTaggart
--------------------------------------------
Witness
Witness name:  Frederick W. McTaggart
Address:   P.O. Box  1114 GT, Cayman Islands
Occupation:  President, CWCO



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SIGNED for and on behalf of              )
North-American Mortgage & Finance        )
Corporation by James L. Gibbons          )
duly authorised and in the presence of:  ) /s/ James L. Gibbons
                                          --------------------------------------
                                          James L. Gibbons, Director




Witness:  /s/ Theresa S. Ebbin
        ---------------------------------
Witness name        Theresa S. Ebbin
Address:     21 Reid Street, Hamilton, Bermuda
Occupation:       Executive Assistant


SIGNED for and on behalf of                )
Transcontinental Finance Corporation       )
Limited by James L. Gibbons                )
duly authorised and in the presence of:    ) /s/ James L. Gibbons
                                            ------------------------------------
                                            James L. Gibbons, Director


Witness:  /s/ Theresa S. Ebbin
        ---------------------------------
Witness name        Theresa S. Ebbin
Address:     21 Reid Street, Hamilton, Bermuda
Occupation:       Executive Assistant